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                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 4.1

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[CANADIAN FLAG LOGO]            Consumer and                           Consommation et
                                Corporate Affairs Canada               Affaires commerciales Canada

CERTIFICATE OF INCORPORATION                                                                       CERTIFICAT DE CONSTITUTION

CANADA BUSINESS                                                                                    LOI REGISSANT LES SOCIETES
CORPORATIONS ACT                                                                                PAR ACTIONS DE REGIME FEDERAL

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        COMINCO FERTILIZERS LTD.                                                             288081-4

----------------------------------------------------------            -----------------------------------------------------------
Name of Corporation - Denomination de la societe                                           Number - Numero

I hereby certify that the above-mentioned Corporation,                Je certifie par les presentes que la societe mentionnee
the Articles of Incorporation of which are attached, was              ci-haut, dont les statuts constitutifs sont joints, a ete
incorporated under the Canada Business Corporations Act.              constituee en societe en vertu de la Loi regissant les
                                                                      societes par actions de regime federal.


                      Le directeur

                     /s/ [SIGNATURE]                                           DECEMBER 21, 1992 / LE 21 DECEMBRE 1992
                        Director                                             Date of Incorporation - Date de constitution

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
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

[CANADIAN FLAG LOGO]     CONSUMER AND               CONSOMMATION                          FORM 1                    FORMULE 1
                         CORPORATE AFFAIRS CANADA   ET CORPORATIONS CANADA       ARTICLES OF INCORPORATION    STATUTS CONSTITUTIFS
                                                                                        (SECTION 6)               (ARTICLE 6)
                         CANADA BUSINESS            LOI REGISSANT LES SOCIETES
                         CORPORATIONS ACT           PAR ACTIONS DE REGIME FEDERAL

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1- Name of Corporation                                        Denomination de la societe

   COMINCO FERTILIZERS LTD.
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2- The place in Canada where the registered office            Lieu au Canada ou doit etre situe le siege social
   is to be situated -

   Calgary, Alberta
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3 - The classes and any maximum number of shares              Categories et tout nombre maximal d'actions que la
    that the corporation is authorized to issue               societe est autorisee a emettre

    An unlimited number of Common Shares and an unlimited number of Preferred Shares having the rights, privileges, restrictions and conditions set out in Schedule 1 hereto.
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4 - Restrictions if any on share transfers                    Restrictions sur le transfert des actions, s'il y a lieu

    N/A
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5 - Number (or minimum and maximum number) of directors       Nombre (ou nombre minimum et maximum) d'administrateurs

    Minimum of three (3) and a maximum of fifteen (15)
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6 - Restrictions if any on business corporation may           Limites imposees quant aux activites commerciales que le societe peut
    carry on                                                  exploiter, s'il y a lieu

    N/A
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7 - Other provisions if any                                   Autres dispositions s'il y a lieu

   N/A
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7 - Incorporators - Fondateurs

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                             Address (include postal code)
Names - Noms                 Adresse (inclure le code postal)                   Signature
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WEBB, Ian A.                 900 - 200 Burrard Street                           /s/ Ian A. Webb
                             Vancouver, British Columbia, V7X 1T2
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FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT                           Filed - Deposee
Corporation No. - No de la societe                                                      Jan - 5 1993
#288081-4

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CCA 7530-21-936-1385 (05-91) 46

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
                        CANADA BUSINESS CORPORATIONS ACT

                            ARTICLES OF INCORPORATION

                                     FORM 1

                                   SCHEDULE 1

                      RIGHTS, PRIVILEGES, RESTRICTIONS AND

                   CONDITIONS ATTACHED TO EACH CLASS OF SHARES

1. The following rights, privileges, restrictions and conditions shall be attached to the Common Shares of the Corporation:

      (a) The holders of Common Shares shall be entitled to vote at all meetings of the shareholders of the Corporation, except meetings at which only the holders of Preferred Shares of one or more series are entitled to vote, and shall be entitled to one vote at all such meetings for each Common Share held.

      (b) The holders of Common Shares shall be entitled to participate rateably in any dividends that may be declared by the directors on the Common Shares.

      (c) If the Corporation is liquidated, dissolved or wound-up or makes any other distribution of its assets for the purpose of winding up its affairs, the holders of Common Shares shall be entitled to a pro rata share of the assets of the Corporation after payment of all liabilities, obligations and amounts payable in those circumstances to the holders of the Preferred Shares of the Corporation.

2. The following rights, privileges, restrictions and conditions shall be attached to the Preferred Shares of the Corporation as a class:

      (a) The preferred Shares may be issued at any time or from time to time in one or more series, and the directors may by resolution fix the number of Preferred Shares in each series and determine the designation of and the rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series subject to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class. A resolution under this subparagraph 2(a) may only be passed prior to the issue of shares of the series to which the resolution relates.

      (b) The Preferred Shares shall be entitled to preference over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the Preferred Shares with respect to the payment of dividends and may also be given such other preferences over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the Preferred Shares as may be determined by the directors.

      (c) No dividends (other than stock dividends in shares of the Corporation ranking junior to the Preferred Shares) shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of the declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the Preferred Shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any shares of the

            Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which dividends shall be payable on each series of Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of the call for redemption, purchase, reduction or other payment off.

      (d) The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

      (e) If the Corporation is liquidated, dissolved or wound-up or makes any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall be entitled to receive, before any distribution shall be made to the holders of the Common Shares, or any other shares of the Corporation ranking junior to the Preferred Shares, the amount paid up on each Preferred Share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for this purpose shall be calculated as if the dividends were accruing on a day-to-day basis up to the date of distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to holders of Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation except as specifically provided in the rights, privileges, restrictions and conditions attached to any particular series.

      (f) Where any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Preferred Shares of all series shall participate rateably with respect to accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were declared and paid in full and on any return of capital in accordance with the amounts that would be payable on the return of capital if all amounts so payable were paid in full.

      (g) The holders of the Preferred Shares shall not as of right be entitled to subscribe for, purchase or receive any part of any issue of shares, bonds, debentures or other securities of the Corporation now or hereafter authorized, or any rights to acquire the same, otherwise than in accordance with the rights, privileges, restrictions and conditions, if any, which may from time to time be attached to any series of Preferred Shares.

      (h) So long as any Preferred Shares are outstanding, the Corporation shall not at any time without, in addition to any approval that may then be prescribed by applicable law, the approval of the registered holders of the Preferred Shares given in writing by the registered holders of two-thirds of the outstanding Preferred Shares or given a resolution passed at a meeting called and conducted in accordance with the second sentence of subparagraph 2(k) and carried by the affirmative vote of not less than two-thirds of the votes cast at the meeting, create any shares ranking prior to the Preferred Shares for the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

      (i) Except as provided in this paragraph 2 or as otherwise provided in the rights, privileges, restrictions and conditions attached to any series of Preferred Shares and except as otherwise required by law, the registered holders of the Preferred Shares shall not be entitled as a class to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay in the aggregate eight cumulative dividends on any series of Preferred Shares on the dates on which the same are to be paid in accordance with the provisions thereof, whether or not those dividends are consecutive and whether or not there are any moneys of the Corporation properly applicable to their payment. In the event of any such failure, the registered holders of the Preferred Shares shall have the right to receive notice of and to attend each meeting of shareholders of the Corporation at which directors are to be elected and that takes place more than 60 days after the date on which the failure first occurs (other than a separate meeting of the holders of another class or series of shares), and the registered holders of the Preferred Shares shall have the right to elect at each of those meetings, voting separately as a class, two directors out of whatever number of directors are to be elected at the meeting, provided that these rights of notice, attendance and election shall not apply at any meeting that takes place after the dividends are no longer in arrears.

      (j) The rights, privileges, restrictions and conditions attached to the Preferred Shares as a class may be added to, changed or removed at any time or from time to time with, in addition to any approval that may then be prescribed by applicable law, the approval of the registered holders of the Preferred Shares given in writing by the registered holders of two-thirds of the Preferred Shares or given by a resolution passed at a meeting called and conducted in accordance with the second sentence of subparagraph 2(k) and carried by the affirmative vote of not less than two-thirds of the votes cast at the meeting.

      (k) Except as otherwise provided in the rights, privileges, restrictions and conditions attached to any series of Preferred Shares and except as otherwise required by law, on any poll taken at any meeting of the registered holders of the Preferred Shares as a class or at a meeting of the registered holders of any one or more series of the Preferred Shares each registered holder of Preferred Shares entitled to vote, present in person or represented by proxy, shall be entitled, with respect to his or her shares of each series, to one vote in respect of each dollar, excluding any fraction of a dollar, of the product resulting from multiplying (i) the number of shares of the series held by the registered holder, by (ii) the issue price per share of the series. The formalities to be observed with respect to the giving of notice of and voting at any meeting of holders of Preferred Shares (including without in any way limiting the generality of the foregoing, the record dates for the giving of notice and the entitlement to vote), the quorum therefor and the conduct thereof shall, with the necessary changes and so far as applicable, be those from time to time prescribed by law, by the by-laws of the Corporation or by the directors for meetings of shareholders.